                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only
                                              (as permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 BENTHOS, INC.
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

[LOGO OF BENTHOS]

                                                                January 18, 2000

Dear Stockholder:

   We cordially invite you to join us at the 2000 Annual Meeting of Stockholders of Benthos, Inc. to be held at 9:30 o'clock in the morning on Friday, March 3, 2000. The meeting will be held at Wyndham Boston Hotel, 89 Broad Street, Boston, Massachusetts 02110. Your Board of Directors and management look forward to greeting those stockholders able to attend.

   This year, in addition to electing two class I directors and approving the appointment of the auditors, you are being asked to approve the Benthos, Inc. 2000 Stock Incentive Plan. These proposals are more fully discussed in the attached proxy statement which you are urged to read carefully. The Board of Directors unanimously recommends that you vote FOR these proposals.

   It is important that your shares be represented at the meeting. Accordingly, whether or not you expect to attend the meeting, please sign, date and promptly return the enclosed proxy card in the enclosed envelope provided.

Sincerely,

/s/ Stephen D. Fantone
Stephen D. Fantone
Chairman of the Board of Directors



   Benthos, Inc., 49 Edgerton Drive, North Falmouth, Massachusetts 02556 USA

                          [BENTHOS LOGO APPEARS HERE]

                                 BENTHOS, INC.

                               ----------------

                   Notice of Annual Meeting of Stockholders
                             Friday, March 3, 2000
                                   9:30 a.m.

                               ----------------

To Benthos Stockholders:

   The Annual Meeting of Stockholders of Benthos, Inc. will be held on Friday, March 3, 2000 at 9:30 a.m., local time, at the Wyndham Boston Hotel, 89 Broad Street, Boston, Massachusetts, for the following purposes:

     1. To elect two Class I members of the Board of Directors of the Company to serve until the 2003 Annual Meeting of Stockholders and until their successors are duly elected.

     2. To consider and act upon a proposal to approve the appointment of Arthur Andersen LLP as the Company's auditors for the 2000 fiscal year.

     3. To consider and act upon a proposal to approve the Benthos, Inc. 2000 Stock Incentive Plan as described in the accompanying Proxy Statement.

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

   Only stockholders of record at the close of business on January 6, 2000 are entitled to notice of and to vote at this meeting.

                                          By Order of the Board of Directors

                                          John T. Lynch, Clerk

North Falmouth, Massachusetts
January 18, 2000


                                  IMPORTANT

  It is important that your shares be represented at the meeting.
  Accordingly, whether or not you expect to attend the meeting, please sign, date and promptly return the attached proxy in the enclosed envelope.


        49 Edgerton Drive, North Falmouth, Massachusetts 02556-2826 USA
                    Tel: (508) 563-1000 Fax: (508) 563-6444

                                 BENTHOS, INC.

                                PROXY STATEMENT

                        Annual Meeting of Stockholders
                                 March 3, 2000

   This proxy statement and the accompanying Notice of Annual Meeting of Stockholders is furnished to stockholders of Benthos, Inc., a Massachusetts corporation (the "Company"), in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on March 3, 2000 at the time and place set forth in the accompanying notice and at any and all adjournments thereof. The approximate date on which this proxy statement and accompanying proxy form are being sent to stockholders is January 18, 2000.

                      INFORMATION AS TO VOTING SECURITIES

   Only stockholders of record at the close of business on January 6, 2000 (the "record date") will be entitled to vote at the meeting. On that date, the Company had outstanding and entitled to vote 1,375,294 shares of Common Stock. Each share of Common Stock outstanding on the record date is entitled to one vote. Under the Company's By-Laws, the presence in person or by proxy of a majority in interest of all shares of Common Stock issued, outstanding and entitled to vote at the meeting shall constitute a quorum. When a quorum is present, a director may be elected by a plurality of the votes properly cast. The approval of the auditors and the approval of the Benthos, Inc. 2000 Stock Incentive Plan will require the favorable vote of a majority of the votes properly cast. Votes withheld from any nominee for election as a director, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence of a quorum for the meeting. Therefore, abstentions and broker "non-votes" will have the effect of "against" votes. Broker "non-votes" occur when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Usually, this would occur when brokers holding stock in "street name" have not received any instructions from clients, in which case the brokers (as holders of record) are permitted to vote on "routine" proposals but not on non-routine matters. The election of directors and auditors are considered routine matters. The approval of the Benthos, Inc. 2000 Stock Incentive Plan is considered a non-routine matter because that plan authorizes the issuance of options in an amount which exceeds 5% of the total number of shares of Common Stock outstanding. Missing votes on non-routine matters are "broker non-votes."

                              PROXY SOLICITATION

   The expenses of solicitation of proxies will be borne by the Company. It is expected that the solicitation will be made primarily by mail, but officers and employees of the Company may also solicit proxies by telephone, fax and in person. Arrangements will be made to furnish copies of proxy materials to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of the Company's Common Stock.

   The Company's principal executive offices are at 49 Edgerton Drive, North Falmouth, Massachusetts 02556-2826.

   Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time before its exercise. It may be revoked by filing with the Clerk of the Company an instrument of revocation or a duly executed proxy bearing a later date. It may also be revoked by attendance at the meeting and election to vote in person.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

   The current directors and executive officers of the Company are as follows:

            Name             Age                    Position
            ----             ---                    --------
 Samuel O. Raymond..........  71   Chairman Emeritus of the Board of Directors
                                   and Director of Research
 John L. Coughlin...........  48   President and Chief Executive Officer and
                                   Director
 Stephen D. Fantone.........  46   Chairman of the Board of Directors
 A. Theodore Mollegen, Jr...  62   Director
 Thurman F. Naylor..........  80   Director
 Gary K. Willis.............  54   Director
 Arthur L. Fatum............  47   Director
 Francis E. Dunne, Jr.......  53   Treasurer and Chief Financial Officer
 Robert C. Prescott.........  57   Vice President, Engineering
 Robert A. Catalano.........  45   Vice President, Operations

   The Company's board of directors is classified into three classes, with the members of the respective classes serving for staggered three-year terms. The first class, consisting of Messrs. Coughlin and Willis, is eligible for re-election at the 2000 annual meeting; the second class, consisting of Mr. Mollegen and Dr. Fantone, is eligible for re-election at the 2001 annual meeting; the third class, consisting of Messrs. Raymond, Naylor and Fatum, is eligible for re-election at the 2002 annual meeting. Officers of the Company serve at the pleasure of the Board of Directors.

   The following information is provided with respect to the business experience of each director and executive officer of the Company:

   Mr. Raymond founded the Company in 1962 and served as its President for twenty years. He previously served as Chairman of the Board from 1965-1982 and from 1989 to January 1997. Mr. Raymond most recently served as the President and Chief Executive Officer of the Company from June 1995 to April 1996.
Mr. Raymond has served as a director of the Company since 1965. In January 1997, Mr. Raymond was elected as Chairman Emeritus of the Board of Directors and Director of Research of the Company. Mr. Raymond has a B.S. in Mechanical Engineering from M.I.T. and was instrumental in the development and marketing of many of the Company's original products in both the Company's Undersea Systems Division and the Container Inspection Systems Division.

   Mr. Coughlin has served as President, Chief Executive Officer and a director of the Company since April 1996 and as Treasurer from October 1996 to February 1997. Prior to joining the Company, he was President (1993-1996) and Vice President of Sales and Marketing (1990-1993) of Dynisco Instruments, an operating division of Dynisco, Inc., a wholly-owned subsidiary of Berwind Industries. Dynisco Instruments is a manufacturer of pressure and temperature measurement products for the plastics industry. He holds a B.S. in Physics from Georgetown University and an M.S. in Physics from Northeastern University. Mr. Coughlin is President of The Massachusetts Ocean Technology Network (MOTN) and a member of the Board of Directors of the Cape Cod Technology Council (CCTC).

   Dr. Fantone became a director of the Company in March 1995 and was elected Chairman of the Board of Directors in January 1997. Since 1982, he has been President and Chief Executive Officer of Optikos Corporation, an optical engineering firm which he founded and which specializes in the design and manufacture of optical products and instrumentation and optical test equipment. He has B.S. degrees in Electrical Engineering and Management from M.I.T. and a Ph.D. in optics from the Institute of Optics at the University of Rochester. Dr. Fantone has been awarded 45 U.S. patents and is the author of numerous technical papers and articles on optical technology. He is also currently a Senior Lecturer in the Mechanical Engineering Department at M.I.T. and Treasurer of the Optical Society of America.

   Mr. Mollegen has served as a director of the Company since 1985. He is the President and Chief Executive Officer of Allied Resources Corporation, a company which provides technical training, engineering, health management, and safety management services to industrial firms. Prior to joining Allied Resources in 1993, Mr. Mollegen was Chairman and Chief Executive Officer of Analysis & Technology, Inc., a provider of engineering and technical services to the U.S. Navy. Mr. Mollegen has a B.E. in Electrical Engineering from Yale University and is the author of over 90 technical papers and reports on undersea topics. He is a member of the board of Technology for Connecticut (TECHCONN), Inc. and of Southeast Area Regional Economic Development (SEA-
RED). He is also a member of the Advisory Committee of the University of New Haven Southeast Branch.

   Mr. Naylor is President of Cameras and Images International, Inc. (a dealer in photographic images and equipment), is the owner and founder of the Naylor Museum of Photography in Brookline, Massachusetts, and has served as a director of the Company since 1987. Mr. Naylor is an internationally recognized authority on photographic history, processes, and technology. Mr. Naylor is the former Chairman, President and CEO of Standard-Thomson Corporation, a manufacturer of temperature and pressure controls and electronic equipment. Mr. Naylor is also the former Chairman, President and CEO of Thomson International Corporation (1959-1989), a manufacturer of temperature controls with engineering and manufacturing facilities in twelve countries. Mr. Naylor has a B.A. in Economics from Fordham University and a B.S. in Mechanical Engineering from The John Hopkins University. Mr. Naylor is also a member of the Board of Directors of Analysis & Technology, Inc., Sandler Productions, Inc. (motion picture and television production) and Summit Industries, Inc. (a manufacturer of x-ray equipment).

   Mr. Willis was elected as a director on January 23, 1998. Since November 1998, he has been Chairman of the Board of Directors of Zygo Corporation, a supplier of high precision yield improvement and metrology systems. Mr Willis has served as a director of Zygo Corporaiton since February 1992 and has also served as President (1992-1999) and Chief Executive Officer (1993-1999) of that corporation. Prior to joining Zygo, he was the President and Chief Executive Officer of The Foxboro Company, a manufacturer of process control instruments and systems. Mr. Willis is also a director of Rofin-Sinar Technologies, Inc. (industrial laser systems) and Middlesex Health Services, Inc., a Connecticut-based health care provider. Mr. Willis has a B.S. in mechanical engineering from Worcester Polytechnical Institute.

   Mr. Fatum was appointed as a director by the Board of Directors on January 6, 2000. Since November 1998 he has been Vice President and Chief Financial Officer of PictureTel Corporation (a company engaged in the development, manufacture and support of video conferencing and visual and audio collaboration solutions). Prior to joining PictureTel Corporation, he was President and Managing Director of AT&T Capital Europe (1995-1998), responsible for its pan-European equipment leasing business. Mr. Fatum has a B.S. in mathematics from State University of New York and is a graduate of GE Management Development Institute.

   Mr. Dunne was appointed Treasurer and Chief Financial Officer of the Company on February 1, 1997. Prior to joining the Company, he was Chief Financial Officer of Kinney Vacuum Company, then an operating division of General Signal Corporation (1993-1996). Kinney Vacuum Company is a manufacturer of industrial vacuum pumps and pump systems for the food packaging, chemical and pharmaceutical, heat treating, automotive, and other industries. Prior to joining Kinney, Mr. Dunne was Director of Planning and Analysis at General Signal Corporation (1990-1993). General Signal Corporation was a manufacturer of products serving the process controls, electrical controls, and industrial technology industries. Mr. Dunne has a B.S. degree in Accounting from St. John's University, an M.B.A. in Finance from Long Island University, and is a Certified Public Accountant.

   Mr. Prescott was appointed Vice President of Engineering on November 15, 1998. Before joining the Company, he was Consulting Engineer at The Foxboro Company, a manufacturer of process control instruments and systems (1996-
1998). Prior to joining Foxboro he had been Director of Engineering at Kidde-Fenwal, Inc., a manufacturer of temperature controls and fire protection equipment (1992-1995). Mr. Prescott holds a B.A. and a B.E. degree from Dartmouth College. He is a registered professional engineer in Massachusetts and has been awarded 13 patents.

   Mr. Catalano has served as Vice President of Operations of the Company since March 15, 1999. Prior to this appointment, Mr. Catalano was the Product Line Manager for both the acoustic and hydrophone product lines of the Company from 1987 to 1999. He holds a B.S. in Geology from the University of Connecticut and an M.B.A. from Northeastern University. He is also a member of the Society of Exploration Geophysicists.

   There are no family relationships among the directors or executive officers of the Company.

Board and Committee Meetings

   Four meetings of the Board of Directors were held during the fiscal year ended September 30, 1999.

   The Audit Committee is a committee of the Board of Directors which reviews and discusses the plan for and the results of the annual audit with the Company's independent auditors and approves non-audit services provided by them. The Audit Committee also reviews the Company's internal control and accounting system. In addition, the committee makes recommendations to the Board concerning the selection of the independent auditors. The present members of the Committee, which met once during the past fiscal year, are Messrs. Mollegen, Naylor and Willis.

   The ESOP Committee is appointed by the Board of Directors and administers the Company's Employee Stock Ownership Plan. Messrs. Coughlin, Naylor and Fantone are the current members of the ESOP Committee. There was one meeting of the ESOP Committee during the past fiscal year.

   The Compensation and Stock Option Plan Committee (the "Compensation Committee") is a committee of the Board of Directors which establishes the compensation of senior officers and grants options under the Company's employee stock option plan. The current members of the Compensation Committee are Messrs. Mollegen, Naylor and Willis. The committee did not formally meet during the past fiscal year, but rather conducted business by e-mail, facsimile and telephone.

   The Board of Directors serves as the Company's Nominating Committee.

   All directors attended 100% percent of the meetings of the Board of Directors and the committees of which they were members during the fiscal year ended September 30, 1999.

                  PRINCIPAL HOLDERS OF VOTING SECURITIES AND
                       SECURITY OWNERSHIP OF MANAGEMENT

   The following information is furnished as of January 6, 2000 with respect to the beneficial ownership of shares of Common Stock of the Company by the directors and executive officers of the Company, all of the directors and officers of the Company as a group and all persons known to be the beneficial owners of more than five percent of such outstanding stock. Unless otherwise indicated, each of the persons named below held sole voting and investment power over the shares listed below as of said date.

   In accordance with the rules of the Securities and Exchange Commission, shares which an individual has the right to acquire pursuant to stock options which are exercisable within sixty days are considered to be beneficially owned and, for purposes of calculating the percentage ownership of stock for an individual who holds exercisable stock options, such shares are also considered to be outstanding. Reference should be made to the footnotes below for further information as to each individual listed.

                                             Shares       Percent of Outstanding
        Name and Address (1)           Beneficially Owned      Common Stock
        --------------------           ------------------ ----------------------
Samuel O. Raymond....................       183,499 (2)            13.3%
Ronald K. Church 1996 Trust..........       128,250                 9.3%
Cape Cod Bank and Trust Company,
 N.A., Trustee of the Benthos, Inc.
 Employee Stock Ownership Plan
 ("ESOP")(3).........................        71,043                 5.2%
John L. Coughlin.....................        52,940 (4)             3.7%
Stephen D. Fantone...................        57,950 (5)             4.2%
A. Theodore Mollegen, Jr.............        15,500 (6)             1.1%
Thurman F. Naylor....................        27,500 (7)             2.0%
Gary K. Willis.......................        15,000 (8)             1.1%
Arthur L. Fatum......................         2,000                 0.1%
Francis E. Dunne, Jr.................        13,158 (9)             0.9%
Robert C. Prescott...................         3,900(10)             0.3%
Robert A. Catalano...................         3,468(11)             0.3%
All directors and officers as a group
 (10 persons)........................       374,915(12)            25.5%

--------
  (1) Except as set forth below, the address of each of the individuals set forth in the table is c/o Benthos, Inc., 49 Edgerton Drive, North Falmouth, Massachusetts 02556. The address of the Ronald K. Church 1996 Trust is 46 Riddle Hill Road, Falmouth, Massachusetts 02540. The address of Cape Cod Bank and Trust Company, N.A. is 307 Main Street, Hyannis, Massachusetts 02601.
  (2) Includes 3,373 shares owned by the Company's ESOP, over which Mr. Raymond has sole voting power. Also includes 50,243 shares owned by Mr. Raymond's children, as to which shares Mr. Raymond disclaims beneficial ownership.
  (3) Pursuant to the terms of the plan, plan participants are entitled to direct the Trustee as to the manner in which all shares allocated to such participants' accounts are to be voted.
  (4) Consists of 6,000 shares owned by Mr. Coughlin's individual retirement account, 45,750 shares which Mr. Coughlin has the right to acquire through the exercise of a stock option granted April 8, 1996 with an unexercised balance of 64,500 shares and 1,190 shares owned by the Company's ESOP, over which Mr. Coughlin has sole voting power.
  (5) Includes 11,250 shares which Dr. Fantone has the right to acquire through the exercise of a stock option for 11,250 shares granted January 24, 1997.
  (6) Includes 5,000 shares which Mr. Mollegen has the right to acquire through exercise of a stock option for 15,000 shares granted on April 3, 1998.
  (7) Includes 5,000 shares which Mr. Naylor has the right to acquire through exercise of a stock option for 15,000 shares granted on January 22, 1999.
  (8) Includes 10,000 shares which Mr. Willis has the right to acquire through the exercise of a stock option for 15,000 shares granted on January 23, 1998.

  (9) Consists of 11,250 shares which Mr. Dunne has the right to acquire through the exercise of a stock option for 15,000 shares granted January 24, 1997, 1,250 shares which he has the right to acquire through the exercise of a stock option for 5,000 shares granted on January 22, 1999, and 658 shares owned by the Company's ESOP, over which Mr. Dunne has sole voting power.
 (10) Includes 3,750 shares which Mr. Prescott has the right to acquire through the exercise of a stock option for 15,000 shares granted on January 22, 1999.
 (11) Includes 1,593 shares owned by the Company's ESOP, over which Mr. Catalano has sole voting power.
 (12) Includes an aggregate of 93,250 shares which the directors and officers have the right to acquire through the exercise of certain options.

                            EXECUTIVE COMPENSATION

   The following table sets forth the compensation paid by the Company for the Company's last three fiscal years to the Company's chief executive officer during the Company's fiscal year ended September 30, 1999 and the only other executive officers who received an annual salary and bonus exceeding $100,000 during that fiscal year.

                                      Annual         Shares
                                   Compensation    Underlying
Name and Principal        Fiscal -----------------  Options      All Other
Position                   Year   Salary   Bonus    Granted   Compensation (1)
------------------        ------ -------- -------- ---------- ---------------
John L. Coughlin,........  1999  $174,919 $ 45,000      --       $ 12,698
 President and Chief       1998   170,854   23,000      --          9,000
 Executive Officer         1997   153,769   53,000      --         94,028

Francis E. Dunne, Jr.....  1999  $114,800 $ 30,000    5,000      $ 10,325
 Treasurer and Chief       1998   111,038   16,000      --          4,505
 Financial Officer (2)     1997    82,788   30,000   15,000           --

Robert C. Prescott,......  1999  $108,173 $  8,000   15,000           --
 Vice President,
  Engineering (3)

Robert A. Catalano,......  1999  $ 82,000   25,000      --       $  6,332
 Vice President,           1998    73,558   10,000      --          3,784
  Operations               1997    67,769   36,000      --        152,733

All directors and
 officers as a group
 (4).....................  1999  $551,892 $108,000   35,000      $120,310
                           1998   428,835   49,000   30,000       480,718
                           1997   389,139  119,000   26,250       295,598

--------
(1) Includes amounts contributed by the Company to individual accounts with the Company's ESOP and 401(k) Retirement Plan and amounts realized on exercise of stock options by officers and directors during fiscal 1997 and 1998.
(2) Mr. Dunne has served as Treasurer and Chief Financial Officer since February 1, 1997.
(3) Mr. Prescott joined the Company on November 16, 1998.
(4) Consisted of seven persons for fiscal 1997, eight persons for fiscal 1998 and nine persons for fiscal 1999.

Stock Option Tables

   The following table sets forth information concerning grants of stock options during the Company's fiscal year ended September 30, 1999 to the executive officers named in the table above.

                                               Percentage of
                                               Total Options
                                                Granted to
                             Number of Shares  Employees in  Exercise Expiration
Name and Principal Position  Underlying Option  Fiscal Year   Price      Date
---------------------------  ----------------- ------------- -------- ----------
John L Coughlin,...........          --             --          --         --
 President and Chief
 Executive Officer

Francis E. Dunne, Jr.,.....        5,000           12.9%      $6.25    1/22/09
 Treasurer and Chief
 Financial Officer

Robert C. Prescott,........       15,000           38.7%       6.25    1/22/09
 Vice President,
 Engineering

Robert A. Catalano,........          --             --          --         --
 Vice President,
 Operations

   The following table sets forth information concerning each exercise of stock options during the Company's fiscal year ended September 30, 1999 by the executive officers named in the table above and the number and value of shares underlying those stock options at that date.

  Name and      Shares                    Number of Unexercised     Value of Unexercised
 Principal    Acquired on    Value    Securities Underlying Options In-the-Money Options
  Position     Exercise   Realized(1)      At Fiscal Year End       At Fiscal Year End(2)
 ---------    ----------- ----------  ----------------------------- ---------------------
John L.            --      $   --                45,750(3)                $190,627
 Coughlin,..
 President                                       18,750(4)                  78,125
  and Chief
 Executive
  Officer

Francis E.         --          --                 7,500(3)                       0
 Dunne,
 Jr.........
 Treasurer                                       12,500(4)                  11,250
  and Chief
 Financial
  Officer

Robert C.          --          --                     0(3)                       0
 Prescott,..
 Vice                                            15,000(4)                  33,750
  President,
 Engineering

Robert A.        1,875     $17,578                  --                         --
 Catalano,..
 Vice
  President,
 Operations

--------
(1) Based upon the closing price of the Company's Common Stock on the Nasdaq SmallCap Market on June 9, 1999.
(2) Based upon the difference between the option exercise price and the closing price of the Company's Common Stock on the Nasdaq SmallCap Market on September 30, 1999.
(3) Shares underlying options exercisable as of September 30, 1999.
(4) Shares underlying options not exercisable as of September 30, 1999.

Directors' Compensation

   Under the compensation policy adopted by the Board of Directors, each non-employee director will receive a fee of $6,000 per year plus $1,000 for each directors' meeting attended and reimbursement for reasonable travel and other expenses when incurred. Stephen D. Fantone also receives additional compensation of $5,417 per month for his services as Chairman of the Board of Directors. Non-employee directors are also eligible to receive stock options under the Company's 1998 Non-Employee Directors' Stock Option Plan.

Employment Contracts

   In 1990, the Company entered into an employment agreement with Samuel O. Raymond. Under this agreement, as amended, Mr. Raymond will be employed as the Director of Research of the Company at a salary of $72,000 per year and will serve as the Chairman Emeritus of the Board of Directors for as long as he is elected to that position. This agreement commenced on August 1, 1990 and will expire on July 31, 2005. After the expiration of the initial term, the agreement will automatically be renewed annually as of August 1, 2005 and each August 1 thereafter. The agreement also provides that if a change in control of the Company should occur during the first, second or last five years of the initial term of the agreement, Mr. Raymond is entitled to receive $427,974, $335,504, or $199,636, respectively, from the Company. The Company has also agreed to pay the premiums on a $1,500,000 life insurance policy on Mr. Raymond's life under a split dollar plan.

   The Company has entered into an employment agreement with John L. Coughlin, effective as of October 1, 1999, pursuant to which Mr. Coughlin agrees to serve as the President and Chief Executive Officer of the Company for a three-year period. The agreement provides for an initial base salary of $187,000 per year, subject to increase from time to time by the Board of Directors and an annual incentive compensation program for Mr. Coughlin based upon the attainment of quantitative and qualitative objectives to be set by the Board of Directors. For the fiscal year ending September 30, 2000, Mr. Coughlin's quantitative bonus will be equal to 1.2% of the operating income of the Company up to $2,000,000, plus 1% of the operating income of the Company in excess of $2,000,000. In the event the Company terminates his employment other than for cause (as defined in the agreement), Mr. Coughlin will be entitled to severance benefits equal to 18 months' base salary (24 months in the case of a change of control), plus continuation of health benefits for 18 months and six months of outplacement services (twelve months in the case of a change of control) not to exceed $25,000.

                             CERTAIN TRANSACTIONS

   On July 29, 1997, the Company entered into a License Agreement with a corporation wholly-owned by Dr. Stephen D. Fantone, Chairman of the Board of Directors of the Company, with respect to the concept of utilizing optical technology, for which Dr. Fantone's corporation possesses technical expertise, for application to certain products currently under development by the Company. Under the agreement, the Company will pay the development costs to Dr. Fantone's corporation. During the fiscal year ended September 30, 1999, the Company paid Dr. Fantone's corporation approximately $20,000 for services related to this contract. The proprietary rights to the technology will be owned by Dr. Fantone's corporation, which has granted an exclusive license to the Company for the use of the technology in certain specified fields of use upon the terms and conditions set forth in the agreement. The Company's policy with respect to business relationships with officers, directors, or affiliates is that any such relationships must be fully disclosed to the Board of Directors and must be upon terms not less favorable to the Company than those available from third parties dealing at arm's length.

                             ELECTION OF DIRECTORS

   The Board of Directors of the Company is classified into three classes, each of which consists of two or three directors. One class of directors is elected each year for a term of three years. The terms of the Class I directors, John L Coughlin and Gary K. Willis expire at the 2000 annual meeting. The Board of Directors has nominated Messrs. Coughlin and Willis to continue to serve as Class I directors for a term expiring at the 2003 annual meeting.

   Unless otherwise specified therein, shares represented by the enclosed proxy will be voted at the stockholders meeting to elect Mr. Coughlin and Mr. Willis as Class I directors for a three-year term until the 2003 annual meeting of stockholders and until their successors shall be duly elected. In the event that either Mr. Coughlin or Mr. Willis is unable to stand for election (which event is not now contemplated), the holders of the enclosed proxy will vote for the election of a nominee or nominees acceptable to the remaining members of the Company's Board of Directors.

   The Board of Directors recommends that stockholders vote "FOR" the proposal to elect Messrs. Coughlin and Willis as directors.

                             APPROVAL OF AUDITORS

   The Board of Directors has appointed Arthur Andersen LLP as independent public accountants to examine the financial statements of the Company and its subsidiary for the fiscal year ending September 30, 2000. Representatives of Arthur Andersen LLP are expected to be present at the stockholders meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

   The Board of Directors recommends that stockholders vote "FOR" the proposal to approve the appointment of Arthur Andersen LLP as independent public accountants.

                         APPROVAL OF THE BENTHOS, INC.
                           2000 STOCK INCENTIVE PLAN

   On January 6, 2000, the Company's Board of Directors adopted, subject to approval by the stockholders, the Benthos, Inc. 2000 Stock Incentive Plan (the "Incentive Plan"). The Incentive Plan provides for awards ("Awards") of up to 300,000 shares of Common Stock (subject to anti-dilution adjustments) in the form of (i) incentive stock options ("ISOs") which qualify for special Federal income tax treatment under the Internal Revenue Code of 1986, as amended (the "Code"), (ii) options which are not qualified for special tax treatment ("Non-Qualified Stock Options"), and (iii) issuances of Restricted Stock (as described below). The Plan will be administered by the Company's Board of Directors or, at the election of the Board, a committee thereof composed of not less than two non-employee directors (the "Committee"). The Board has delegated administration of the Incentive Plan to the Compensation Committee. Under the Incentive Plan, all employees of, and consultants to, the Company or any of its subsidiaries are eligible to participate. Such participants may include directors of the Company who are employees, but such participants will not include any non-employee directors, who are now eligible to receive stock options under the Company's 1998 Non-Employee Directors' Stock Option Plan. The full text of the Incentive Plan is set forth in Exhibit A to this Proxy Statement, and the following summary of the major provisions of the Plan is qualified in its entirety by this reference.

   Prior to December 20, 1999, the Company had in effect a 1990 Stock Option Plan (the "1990 Plan"), pursuant to which the Company's Board of Directors (or a committee thereof) was authorized to grant ISOs and Non-Qualified Stock Options for up to an aggregate of 300,000 shares of Common Stock. The 1990 Plan expired in accordance with its terms on December 20, 1999, which was the tenth anniversary of the adoption of that Plan by the Company's Board of Directors. On January 6, 2000, there were outstanding stock options for an aggregate of 151,625 shares of Common Stock which were granted pursuant to the 1990 Plan and which have exercise prices ranging from $4.33 to $17.54 per share. The closing price of the Company's Common Stock on the Nasdaq SmallCap Market on January 5, 2000, was $8.00. An aggregate of 106,625 of the stock options then outstanding under the 1990 Plan had exercise prices less than such closing price, and an aggregate of 48,000 of such "in-the-money" options were then exercisable. All of the outstanding options granted under the 1990 Plan will remain outstanding until they are either exercised or expire in accordance with their respective terms. However, no additional options may be granted under the 1990 Plan.

   The Board believes that the use of stock incentives will enhance the ability of the Company's officers, key employees (including directors who are key employees), and consultants to acquire or increase their ownership interest in the Company, thereby increasing their motivation to strive toward insuring the Company's growth and success. The Board also believes that the availability of such incentives will be a factor in attracting and retaining those highly competent individuals upon whose judgment, initiative and leadership the Company's continuing success depends.

   As of January 5, 2000, the Company had a total of 125 employees and six consultants who will be eligible to participate in the Plan. As described above, the Company's five current non-employee directors will not be eligible to participate in the Plan. The granting of Awards under the Incentive Plan will be discretionary with the Committee, and the Company cannot now determine the number or type of Awards which the Committee will elect to grant in the future to any particular person or group. During the Company's fiscal year ended September 30, 1999, Francis E. Dunne, Jr. and Robert C. Prescott (executive officers who received salaries and bonuses exceeding $100,000 during such year) received stock options under the 1990 Plan for an aggregate of 20,000 shares of Common Stock (with a weighted average exercise price of $6.25 per share) and held as of the end of such fiscal year stock options granted under the 1990 Plan for an aggregate of 35,000 shares (having an aggregate "in-the-money" value of $45,000). During such fiscal year, an total of five employees (exclusive of such two executive officers) received stock options under the 1990 Plan for an aggregate of 18,750 shares of Common Stock (with a weighted average exercise price of $6.25 per share), and an aggregate of 22 current or former employees and consultants (exclusive of such two executive officers) held as of the end of such fiscal year stock options granted under the 1990 Plan for an aggregate of 116,625 shares (having an aggregate "in-the-money" value of $325,231). See "Executive Compensation-- Stock Option Tables" earlier in this Proxy Statement for a further description of the stock options previously granted to such two executive officers under the 1990 Plan.

Types of Awards

   The Incentive Plan provides that the Committee may grant Awards to employees (including directors who are employees) and consultants in any of the following forms:

     Options. The Compensation Committee may award ISOs and Non-Qualified Stock Options (collectively, "Options") and determine the number of shares to be covered by each Option, the option price therefor, the term of the Option, and the other conditions and limitations applicable to the exercise of the Option. As required by the Code, the option price per share of Common Stock purchasable under an ISO shall not be less than 100% of the fair market value of the Common Stock on the date of award. Furthermore, if the grantee of an ISO then owns more than 10% of the voting power of all classes of the Company's capital stock then outstanding, the option price per share of Common Stock purchasable under an ISO shall be not less than 110% of the fair market value of the Common Stock on the date of award. The Incentive Plan provides that the option price per share of Common Stock purchasable under a Non-Qualified Stock Option shall be determined by the Committee in its discretion, and such price may be less than, equal to or greater than the fair market value of the Common Stock on the date of award. Options may be exercisable for not more than ten years after the date the Option is awarded.

     Restricted Stock. An Award of restricted stock ("Restricted Stock") entitles the participant to acquire shares of Common Stock subject to such conditions and restrictions as the Committee shall determine, which will normally include a right of the Company, during a specified period or periods, to repurchase such shares at their original purchase price (or to require forfeiture of such shares) upon the participant's termination of employment. Subject to the provisions of the Incentive Plan, the Committee may award shares of Restricted Stock and determine the purchase price therefor, the duration of the restricted period during which, and the conditions under which, the shares may be forfeited to or repurchased by the Company, and the other terms and conditions of such Awards. The Committee may also thereafter modify or waive the restrictions with respect to any Restricted Stock. Shares of Restricted Stock may be issued for cash equal to less than the fair market value of the Common Stock on the date of Award or no cash consideration. A participant shall have all the rights of a stockholder with respect to the Restricted Stock including voting and dividend rights, subject to nontransferability restrictions and Company repurchase or forfeiture rights and any other conditions contained in the Award.

Other Material Provisions of Incentive Plan

   Granting of Awards. Each Award may be made alone, in addition to, or in relation to any other Award. The terms of each Award need not be identical, and the Committee need not treat participants uniformly. Except as otherwise provided by the Incentive Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter. The Committee shall determine whether Awards are settled in whole or in part, or in cash, Common Stock, other securities of the Company, or other property. The Committee may permit a participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts.

   Outstanding Awards. Awards may not be made under the Incentive Plan after January 5, 2010, but outstanding Awards may extend beyond such date. Common Stock subject to Options which expire or are terminated prior to exercise and Common Stock which has been forfeited under the terms of Restricted Stock Awards will be available for future Awards under the Plan. Both treasury shares and authorized but unissued shares may be used to satisfy Awards under the Plan. Any proceeds received by the Company from transactions under the Plan will be used for the general purposes of the Company.

   Administration. The Committee will serve as the administrator of the Incentive Plan. In such capacity, the Committee shall determine, from among those employees and consultants eligible to receive Awards, those to whom Awards should be granted and the type of Awards to be granted. In addition, subject to certain limitations, the Committee will have authority to resolve any disputes arising under the terms of the outstanding Awards.

   Amendment. If the Incentive Plan is approved by the stockholders, the Company's Board of Directors may thereafter amend, suspend, or terminate the Plan or any portion thereof at any time. However, no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for exemptive relief under Section 16(b) of the Securities Exchange Act of 1934, or any successor provision. Accordingly, stockholder approval would be required for any amendment that increases the number of shares of Common Stock subject to the Incentive Plan (other than in connection with an adjustment upon a change in capitalization) or makes any change in the class of employees or consultants of the Company eligible to be granted Awards by the Committee under the Incentive Plan.

Certain Tax Information

   Incentive Stock Options. For Federal income tax purposes, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to the optionee upon the exercise of the option, and no deduction is allowed to the Company upon either the grant or the exercise of the ISO. Rather, if shares acquired upon the exercise of an ISO are not disposed of either within the two-year period following the date the option is granted or within the one-year period following the date the shares are transferred to the optionee pursuant to exercise of the option, the difference between the amount realized on any disposition thereafter and the option price will be treated as long-term capital gain or loss to the optionee. If a disposition occurs before the expiration of the requisite holding periods, then the lower of (i) any excess of the fair market value of the shares at the time of exercise of the option over the option price or (ii) the actual gain realized on disposition, will be deemed to be compensation to the optionee and will be taxed at ordinary income rates. Any excess of the amount realized by the optionee on disposition over the fair market value of the shares at the time of exercise will be treated as capital gain. The Incentive Plan requires each employee granted an ISO under the Incentive Plan to notify the Committee in the event that the optionee disposes of Common Stock acquired upon exercise of an ISO either within the two-year period following the date the ISO was granted or within the one-year period following the date the optionee receives Common Stock upon the exercise of an ISO. If an optionee is required to recognize ordinary income as a result of a disqualifying disposition of shares acquired upon exercise of an ISO, the

Company will be entitled (subject to certain limitations on employee remuneration in excess of $1 million under Section 162(m) of the Code) to a corresponding deduction from its taxable income provided the Company complies with certain reporting requirements. Any such increase in the taxable income of the optionee or deduction from the taxable income of the Company attributable to such disposition is treated as an increase in taxable income or a deduction from taxable income in the taxable year in which the disposition occurs.

   "Alternative minimum taxable income" in excess of a taxpayer's exemption amount is subject to the alternative minimum tax, which is currently imposed at a rate of 26% to 28% on individuals and is payable to the extent it exceeds the regular income tax. The excess of the fair market value on the date of exercise over the option price of shares acquired on exercise of ISOs generally constitutes an item of alternative minimum taxable income for the purpose of the alternative minimum tax. The optionee's basis for the shares acquired for regular income tax purposes will not be increased by the amount of alternative minimum taxable income recognized on exercise, but the optionee may be able to recover the amount of his or her alternative minimum tax liability through the alternative minimum tax credit against future gain from sale of the stock.

   If the aggregate fair market value (determined at the time the option is granted) of the shares of Common Stock covered by ISOs granted to an individual optionee which become exercisable for the first time in a calendar year exceeds $100,000, the amount of the excess will not be treated as shares acquired through exercise of an ISO.

   Non-Qualified Stock Options. For Federal income tax purposes, a person who is granted a Non-Qualified Stock Option will not have taxable income at the date of grant; however, an optionee who thereafter exercises such an option will be deemed to have received compensation income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The optionee's basis for such shares will be increased by the amount which is deemed compensation income. For the year in which a Non-Qualified Stock Option is exercised, the Company will be entitled (subject to certain potential limitations under Section 162(m) of the Code) to a deduction in the same amount as the optionee is required to include in his or her income provided the Company withholds and deducts as required by law. When the optionee disposes of such shares, he or she will recognize capital gain or loss.

   Restricted Stock. A recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the Common Stock at the time the Common Stock is no longer subject to forfeiture, minus the amount (if any) paid for such stock. However, a recipient who makes an election under Section 83(b) of the Code within 30 days of the date of issuance of the Restricted Stock will realize ordinary income on the date of issuance equal to the fair market value of the shares of Restricted Stock at the time (measured as if the shares were unrestricted and could be sold immediately), minus the amount (if any) paid for such stock. For the year in which any such ordinary income is realized by the recipient of Restricted Stock, the Company will be entitled (subject to certain potential limitations in Section 162(m) of the Code) to a deduction in the same amount as the recipient is required to include in his or her income, provided the Company withholds and deducts as required by law. If the election is made, no taxable income will be realized when the shares subject to such election are no longer subject to forfeiture. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires (or upon earlier issuance of the shares, if the recipient elected immediate realization of income under Section 83(b) of the
Code).

   Other Tax Consequences. The foregoing is a general summary only of the principal Federal income tax aspects of Awards to be granted under the Incentive Plan, and tax consequences may vary depending on the particular circumstances associated with any Award. In addition, the relevant provisions of the Code and the Regulations thereunder and administrative and judicial interpretations are subject to change. Furthermore, no information is given with respect to foreign, state or local taxes that may be applicable in the case of any Award in addition to, or in lieu of, U.S. Federal income taxes.

Recommendation by Board of Directors

   As described above, the Company's Board of Directors believes that approval of the Incentive Plan will allow the Company to attract and retain the highly trained and motivated individuals on which the future success of the Company depends. Accordingly, the Board recommends that the stockholders vote FOR the approval of the Incentive Plan. Proxies will be voted in the manner specified therein with respect to approval and, if no specification is made, in favor of approval.

                    OTHER MATTERS COMING BEFORE THE MEETING

   As of the date of this Proxy Statement, management does not know of any matters to be presented to the meeting other than the matters set forth in the attached Notice of Annual Meeting of Stockholders. If any other matters properly come before the meeting, the persons named in the enclosed proxy will vote thereon according to their best judgment.

         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of those reports are to be furnished to the Company.

   Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company under Rule 16a-3(d) during the fiscal year ended September 30, 1999, no director, officer, or beneficial owner of more than 10% of the Company's equity securities failed to file on a timely basis, any reports required by Section 16(a) of the Securities Exchange Act of 1934, except that Robert C. Prescott inadvertently omitted to list 150 shares on the Form 3 filed in February 1999 and Robert A. Catalano was late in filing a Form 3 reporting his appointment as an executive officer and a Form 4 reporting his exercise of a stock option.

                             STOCKHOLDER PROPOSALS

   Under the By-laws of the Company, written notice to the Clerk stating the business to be brought by stockholders before an annual meeting of stockholders or a special meeting in lieu of the annual meeting shall be given sixty days prior to the anniversary date of the immediately preceding annual meeting and within ten days of the written notice of any special meeting of stockholders not in lieu of the annual meeting. Similar written notice to the Clerk stating stockholder nominations for the election of directors, other than those recommended by the Board of Directors, shall be given sixty days prior to the anniversary date of the immediately preceding annual meeting of stockholders and within ten days of the written notice of any special meeting of stockholders to elect directors. Proposals which stockholders intend to present at the 2001 annual meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than January 2, 2001.

                                 OTHER MATTERS

   THE COMPANY FILES AN ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB WHICH INCLUDES ADDITIONAL INFORMATION ABOUT THE COMPANY. A COPY OF THE FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS, MAY BE OBTAINED WITHOUT CHARGE, AND COPIES OF THE EXHIBITS WHICH ARE LISTED THEREIN WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S COSTS OF REPRODUCTION AND MAILING OF SUCH EXHIBITS. ALL SUCH REQUESTS SHOULD BE DIRECTED TO FRANCIS E. DUNNE, JR., CHIEF FINANCIAL OFFICER, 49 EDGERTON DRIVE, NORTH FALMOUTH, MASSACHUSETTS 02556 (TEL: 508-563-1000).

                                          By Order of the Board of Directors
                                          John T. Lynch, Clerk

North Falmouth, Massachusetts
January 18, 2000

                                                                      EXHIBIT A

                                 BENTHOS, INC.

                           2000 STOCK INCENTIVE PLAN

Section 1. Purpose

   The purpose of the 2000 Stock Incentive Plan (the "Plan") is to enable Benthos, Inc. (the "Company") and its subsidiaries to attract, retain and motivate their employees (including directors who are employees) and consultants, and to enable such employees and consultants to participate in the long-term growth of the Company by providing for, or increasing the proprietary interests of such persons in the Company, thereby assisting the Company to achieve its long-range goals.

Section 2. Definitions

   As used in the Plan:

     "Act" means the Securities Exchange Act of 1934, as amended.

     "Award" means any Option or Restricted Stock awarded under the Plan.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Board" means the Board of Directors of the Company.

     "Closing Price" means the closing price of a share of Common Stock quoted on the Nasdaq SmallCap Market, or on any other national securities exchange on which the Common Stock is listed.

     "Committee" means the Compensation and Stock Option Committee of the Board, which shall consist of two or more directors each of whom shall be a "Non-Employee Director" as defined below.

     "Company" means Benthos, Inc. and any present or future parent or subsidiary corporations (as defined in Section 424 of the Code) or any successor to such corporations.

     "Common Stock" or "Stock" means the Common Stock, $.06 2/3 par value, of the Company.

     "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value as determined by the Committee in good faith or in the manner established by the Committee from time to time.

     "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under the Plan which is intended to meet the requirements of Section 422 of the Code or any successor provision.

     "Non-Employee Director" means a director of the Company who is not an employee of the Company and who satisfies the requirements of Rule 16b-3(b) under the Act, or any successor provision thereto.

     "Non-Qualified Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under the Plan which is not intended to be an Incentive Stock Option.

     "Option" means an Incentive Stock Option or a Non-Qualified Stock
  Option.

     "Participant" means a person selected by the Committee to receive an Award under the Plan.

     "Restricted Period" means the period of time selected by the Committee during which an award of Restricted Stock may be forfeited to the Company.

     "Restricted Stock" means shares of Common Stock awarded to a Participant under Section 7 which are subject to forfeiture.

Section 3. Administration

   (a) The Plan shall be administered by the Committee. Among other things, the Committee shall have authority, subject to the terms of the Plan including, without limitation, to grant Awards, to determine the individuals to whom, and the time or times at which, Awards may be granted and to determine the terms and conditions of any Award granted hereunder.

   (b) Subject to the provisions of Section 8(a), the Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Award, and to decide all disputes arising in connection with the Plan. The Committee's decisions and interpretations shall be final and binding. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

Section 4. Eligibility

   All employees of, and consultants to, the Company, including any director who is an employee of , or consultant to, the Company, shall be eligible to participate in the Plan.

Section 5. Stock Available For Awards

   (a) Awards may be made under the Plan for up to 300,000 shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated before exercise or is forfeited for any reason, without a payment in the form of Stock being made to the Participant, the shares of Common Stock subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

   (b) In the event that the Committee determines in its sole discretion that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan to Participants, the Committee shall have the right to adjust equitably any or all of (i) the number and kind of shares of stock or securities in respect of which Awards may be made under the Plan to Participants, (ii) the number and kind of shares subject to outstanding Awards held by Participants, and (iii) the award, exercise or conversion price with respect to any of the foregoing held by Participants, and, if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award held by a Participant, provided that the number of shares subject to any Award shall always be a whole number.

Section 6. Options

   (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Non-Qualified Stock Options and determine the number of shares to be covered by each Option, the option price therefor, the term of the Option, and the other conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted to the Committee under the Plan be so exercised, so as to disqualify the Plan or, without the consent of the optionee, any Incentive Stock Option granted under the Plan, under Section 422 of the Code.

   (b) The option price per share of Common Stock purchasable under an Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options and shall be the price determined by the Committee, which may be less than, equal to or greater than the Fair Market Value of the Common Stock on the date of award but in no event less than the par value of the Common Stock, with respect to Non-Qualified Stock Options. If the Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is granted to such Participant, the option price shall be not less than 110% of Fair Market Value of the Common Stock on the date of award.

   (c) No Option shall be exercisable more than ten years after the date the option is awarded. If a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is awarded to such Participant, such Option shall not be exercisable after the expiration of five years from the date of award.

   (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or by certified or bank check or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the Participant, including Restricted Stock, valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Committee may determine.

   (e) No Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant's lifetime only by the Participant or the Participant's duly appointed guardian or personal representative. A Participant shall notify the Committee in the event that he or she disposes of Common Stock acquired upon exercise of an ISO within the two-year period following the date upon which the ISO was granted or within the one-year period following the date upon which he or she received Common Stock upon the exercise of an ISO.

   (f) The Committee may at any time accelerate the exercisability of all or any portion of any Option.

Section 7. Restricted Stock

   (a) A Restricted Stock Award is an Award entitling the Participant to acquire shares of Common Stock, subject to such conditions and restrictions, including, without limitation, a Company right during a specified period or periods to repurchase such shares at their original purchase price (or to require forfeiture of such shares) upon the Participant's termination of employment, as the Committee shall determine.

   (b) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the purchase price (if any) therefor, the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to or repurchased by the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

   (c) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant.

   (d) A Participant shall have all the rights of a stockholder with respect to the Restricted Stock including voting and dividend rights, subject to restrictions on transferability and Company repurchase or forfeiture rights described in this Section and subject to any other conditions, determined by the Committee and contained in the Award.

Section 8. General Provisions Applicable to Awards

   (a) Notwithstanding any other provisions of the Plan, in order to qualify for the exemption provided by Rule 16b-3 under the Act, and any successor provisions, any Common Stock or other equity security offered (other than pursuant to Options) under the Plan to a Participant subject to Section 16 of the Act (a "Section 16 Participant") may not be sold for six months after acquisition, and any Common Stock or other equity security acquired by a
Section 16 Participant upon exercise of an Option may not be sold for six months after the date of grant of the Option. The Committee shall have no authority to take any action if the authority to take such action, or the taking of such action, would disqualify the Plan from the exemption provided by Rule 16b-3 under the Act, and any successor provision.

   (b) Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

   (c) Each Award may be made alone, in addition to, or in relation to, any other Award. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

   (d) The Committee shall determine whether Awards to Participants are settled in whole or in part in cash, Common Stock, or other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents or amounts denominated in Common Stock.

   (e) In the discretion of the Committee, any Award to a Participant under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.

   (f) The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or designated beneficiary may receive payment of an Award or exercise rights thereunder.

   (g) In order to preserve the rights of a Participant under an Award in the event of a change in control of the Company, the Committee in its direction may, at the time an Award is made or at any time thereafter, take one or more of the following actions with respect to any such change of control: (i) provide for the acceleration of any time period relating to the exercise of realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

   (h) The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid, in whole or in part, in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery, provided, however, that with respect to any Participant subject to Section 16(a) of the Act, any such retention of Shares shall be made in compliance with any applicable requirements of Rule 16b-3(e) or any successor Rule under the Act. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

   (i) For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant:

     (i) a transfer to the employment of the Company from a subsidiary or from the Company to a subsidiary, or from one subsidiary to another, or

     (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

   For purposes of the Plan, employees of a subsidiary of the Company shall be deemed to have terminated their employment on the date on which such subsidiary ceases to be a subsidiary of the Company.

   (j) The Committee may amend, modify or terminate any outstanding Award held by a Participant other than a Non-Employee Director, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization, converting an Incentive Stock Option to a Non-Qualified Stock Option, and modifying or waiving the restrictions with respect to any Restricted Stock, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 9. Miscellaneous

   (a) No Person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

   (b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for its employees, directors and consultants.

   (c) Subject to the provisions of the applicable Award, no Participant shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom shares of Common Stock are awarded shall be considered the holder of the Shares at the time of the Award except as otherwise provided in the applicable Award.

   (d) Subject to the approval of the stockholders of the Company, the Plan shall be effective on January 6, 2000. Prior to such approval, Awards may be made under the Plan expressly subject to such approval.

   (e) The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for exemptive relief under Section 16(b) of the Act, or any successor provision.

   (f) Awards may not be made under the Plan after January 5, 2010, but then outstanding Awards may extend beyond such date.

                                 BENTHOS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        Annual Meeting of Stockholders
                          to be held on March 3, 2000

     The undersigned holder of Common Stock of BENTHOS, INC. (the "Corporation") acknowledges receipt of the Notice of Annual Meeting of Stockholders dated January 18, 2000 and the accompanying Proxy Statement and hereby appoints John
L. Coughlin, Francis E. Dunne, Jr. and John T. Lynch and each of them, proxies, agents and attorneys-in-fact of the undersigned (with full power of substitution) to attend the above stockholders meeting and all adjournments thereof (the "Meeting") and there to vote all shares of Common Stock of the Corporation that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Meeting, ratifying and confirming all that said proxies or their substitutes may lawfully do in place of the undersigned as indicated on the reverse hereof.

     IMPORTANT:  SIGNATURE REQUIRED ON REVERSE SIDE.

     A [x] Please mark your vote as in this example.

     1. To elect as Class I directors of the Company: John L. Coughlin and Gary K. Willis

               [ ] FOR ALL NOMINEES  [ ] WITHHOLD AUTHORITY TO
                                         VOTE FOR ALL NOMINEES

     INSTRUCTIONS: To withhold authority to vote for election of one of the two
                                                                 ---
     nominees listed above, mark FOR above and cross out the name of the person as to whom authority is withheld.

     2. To approve Arthur Andersen LLP as independent public accountants of the Company for the 2000 fiscal year.

               [ ] FOR   [ ] AGAINST     [ ] ABSTAIN

     3. To approve the Benthos, Inc. 2000 Employee Stock Incentive Plan as described in the accompanying proxy statement.

               [ ] FOR   [ ] AGAINST     [ ] ABSTAIN

     The undersigned hereby confers upon the Proxies and each of them, discretionary authority with respect to other matters properly presented for consideration at the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR THE ELECTION OF THE
                                                        ---
LISTED NOMINEES AND FOR EACH OF THE PROPOSALS 2 AND 3 IDENTIFIED ABOVE.

                                    Dated:    ___________________

                                    _____________________________

                                    _____________________________
                                         IF HELD JOINTLY

                                    Note: For shares held jointly, each joint owner should personally sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.